SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 28, 2004
(July 28, 2004)

CAPITOL BANCORP LTD.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center 200 Washington Square North, Lansing, Michigan 48933 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (517) 487-6555

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

     On July 28, 2004, the Registrant announced its third quarterly dividend, $0.17 per share, payable September 1, 2004 to shareholders of record as of August 16, 2004. This quarterly dividend follows $0.16 paid in the second quarter of 2004 and $0.15 paid in the first quarter of 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL BANCORP LTD. (Registrant)
Date: July 28, 2004	/s/ Joseph D. Reid
Joseph D. Reid
Chief Executive Officer

2